LivePerson Announces Second Quarter 2020 Financial Results

-- Record results across segments fueled by strong execution and leadership in Conversational Commerce --

-- Generates 29% revenue growth YoY as brands turn to LivePerson to navigate voice call center disruption --

-- Powerful operating leverage driven by revenue upside, automation initiatives and expense rigor --

-- Raises 2020 revenue and profit guidance as surge in demand for conversational AI strengthens outlook --

-- Launches The Conversational Cloud™, seamlessly interweaving LivePerson's best-in-class AI and messaging technologies into a single, enterprise-grade command center --

NEW YORK, August 4, 2020 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational solutions, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter Highlights

Total revenue was $91.6 million for the second quarter of 2020, an increase of 29% as compared to the same period last year. Within total revenue, business operations revenue for the second quarter of 2020 increased 30% year over year to $84.0 million, and revenue from consumer operations increased 24% year over year to $7.6 million.

LivePerson signed 7 seven-figure deals and 134 deals in total in the second quarter, including the addition of 47 new and 87 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased by greater than 25% in the second quarter to $395,000, up from $310,000 in the equivalent prior-year period.

"LivePerson delivered one of the best quarters in its history as it helped leading brands navigate one of the most challenging events in history," said CEO and Founder, Rob LoCascio. "With work from home and social distancing the new normal, the concept of the traditional voice call center has become obsolete. Demand for our platform rose significantly in the second quarter as brands rushed to fill the void with AI-powered messaging. In fact, bot-powered conversations on our platform have doubled since year end. LivePerson's leadership in Conversational AI has crystallized in this new environment, and I believe the launch of our Conversational Cloud marks another major milestone in what will become one of the greatest shifts in digital commerce and care."

"LivePerson's solid execution during one of the worst macro environments in modern history demonstrated the strength and agility of our business model," added CFO John Collins. "Our strategy to protect our customer base and move upstream to larger opportunities paid off in the second quarter, as a greater than 25% increase in enterprise and mid-market ARPU and a revenue retention rate above our target range more than offset fewer planned deal signings. We also proved the leverage of our financial model, as internal automation initiatives and a healthy expense rigor helped the Company return to adjusted EBITDA profitability and deliver its first double-digit adjusted EBITDA margin in three years. With these favorable operating tailwinds, our outlook is strengthening, and we are raising guidance for 2020."

Customer Expansion
During the second quarter, the Company signed contracts with the following new customers:

•	A multi-billion dollar global beauty retailer

•	A top 10 global automobile manufacturer

•	One of the largest global manufacturers of exercise equipment

•	A Fortune 500 consumer goods company

•	A top 10 U.S. Bank
The Company also expanded business with:

•	A top 3 U.S. property and casualty insurer

•	One of the 25 largest banks in the world

•	One of the largest e-commerce retailers in Japan

•	A multi-billion dollar global cosmetics company

•	One of the premier subscription music providers

Net Loss and Adjusted Operating Income (Loss)
Net loss for the second quarter of 2020 was $18.6 million or $0.28 per share, as compared to a net loss of $24.0 million or $0.38 per share in the second quarter of 2019. Adjusted operating income for the second quarter of 2020 was $3.5 million, as compared to an adjusted operating loss of $9.1 million in the second quarter of 2019. Adjusted operating income (loss) excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, acquisition costs, interest income (expense), and other expense (income).

Net loss in the second quarter of 2020 includes charges of $4.2 million or $0.06 per share. These charges are comprised of $2.8 million of non-cash interest expense, $1.0 million of IP litigation costs, and $0.3 million of consulting expenses. Net loss in the second quarter of 2019 included charges of $4.5 million or $0.07 per share, primarily associated with IP litigation costs, consulting services and non-cash interest expense.

Adjusted EBITDA
Adjusted EBITDA for the second quarter of 2020 was $9.3 million or $0.14 per share, as compared to a loss of $5.3 million or $0.08 per share in the second quarter of 2019. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation and amortization, other litigation and consulting costs, restructuring costs, acquisition costs, provision for (benefit from) income taxes, interest income (expense), and other expense (income).
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $173.2 million at June 30, 2020, as compared to $171.5 million at March 31, 2020.

Financial Expectations
LivePerson is entering the second half of 2020 with a favorable backdrop comprised of strong year-to-date contract signings, better-than-anticipated conversation volumes on our platform and a robust sales pipeline. The Company continues to balance this strengthening outlook with a healthy respect for the potential risks that may arise from a poor macroeconomic environment.

Considering these factors, the Company is raising revenue guidance for the full year 2020 to a range of $357.0 million to $361.0 million, up from previous guidance of $340.0 million to $355.0 million. The Company is targeting full year growth of 22% to 24%, up from 17% to 22% previously.

With regards to the bottom line, we expect that our focus on internal automation and a tight discipline around expense controls will enable the Company to continuing driving year-over-year profit improvements and margin expansion even while investing in key growth drivers of AI, product innovation, go-to-market capacity and tech infrastructure. With this in mind, the Company is raising guidance for 2020 adjusted EBITDA to a range of $16.0 million to $19.0 million, up from prior guidance of $3.5 million to $10.5 million.

Please see the second quarter 2020 supplemental slide deck posted on the investor relations section of the Company’s web site at http://www.ir.liveperson.com for more information.

The Company's detailed financial expectations are as follows:

Third Quarter 2020

Guidance
Revenue (in millions)	$92.0 - $93.0
GAAP net loss per share	$(0.36) - $(0.34)
Adjusted operating loss (in millions)	$(1.2) - $(0.2)
Adjusted EBITDA income (in millions)	$5.0 - $6.0
Fully diluted share count (in millions)	67.9

Full Year 2020

	Updated Guidance	Previous Guidance
Revenue (in millions)	$357.0 - $361.0	$340.0 - $355.0
GAAP net loss per share	$(1.57) - $(1.52)	$(1.63) - $(1.52)
Adjusted operating loss (in millions)	$(8.2) - $(5.2)	$(18.5) - $(11.5)
Adjusted EBITDA income (in millions)	$16.0 - $19.0	$3.5 - $10.5
Fully diluted share count (in millions)	67.4	67.4

Other Full Year 2020 Assumptions

•
Approximately $11.6 million ($0.17 per share) of non-recurring charges including IP litigation expense of approximately $3.4 million, severance and restructuring costs of $4.0 million to $4.5 million, sales tax liability of $2.3 million, employee benefit costs of $0.8 million and consulting costs of $0.6 million to $0.9 million.

•	Amortization of purchased intangibles of $2.7 million

•	Non-cash interest expense of approximately $11.5 million

•	Stock-based compensation expense of approximately $62.4 million

•	Depreciation and amortization of approximately $24.2 million

•	Cash taxes paid of $3.0 million to $5.0 million. A GAAP tax liability of $2.0 million to $4.0 million

•	Capital expenditures of approximately $47.0 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 71.0%, sales and marketing 43.0%, product development 31.5% and G&A at 16.0%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cost of revenue	$2,199	$528	$3,448	$1,148
Sales and marketing	2,525	2,095	7,664	3,694
General and administrative	4,083	2,825	6,811	5,391
Product development	7,138	3,857	12,719	6,238
Total	$15,945	$9,305	$30,642	$16,471

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cost of revenue	$284	$285	$569	$570
Amortization of purchased intangibles	404	438	809	899
Total	$688	$723	$1,378	$1,469

Supplemental Second Quarter 2020 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter 2020 on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
Earnings Teleconference Information
The Company will discuss its second quarter 2020 financial results during a teleconference today, August 4, 2020. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "2989825."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "2989825." A replay will also be available on the investor relations section of the Company’s web site at http://www.ir.liveperson.com/financial-information/quarterly-results.

About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast Company's World's Most Innovative Companies list in 2020. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; and adjusted operating income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, LivePerson’s business, operations, revenue results, cash flow, operating expenses, demand for its solutions, sales cycles, customer retention and its customers’ businesses; potential fluctuations in our quarterly revenue and operating results; competition in the markets for mobile and online business messaging and digital engagement and AI technology; our ability to retain existing clients and attract new clients; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; risks relating to tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; our ability to retain key personnel, attract new personnel and to manage staff attrition; potential adverse impact due to foreign currency exchange rate fluctuations; supporting our existing and growing customer base could strain our personnel resources and infrastructure; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; risks relating to governmental export controls and economic sanctions; our ability to effectively operate on mobile devices; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks associated with the use of AI in our product offerings; technological or other defects could disrupt or negatively impact our services; risks related to corporate and social responsibility and reputation; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the limitations on the effectiveness of our controls; our history of losses; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks relating to recently-enacted changes to the U.S. tax laws; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020		2019
Revenue	$91,603	$70,959	$169,691		$137,361

Costs and expenses:
Cost of revenue	27,707	18,049	50,526		36,698
Sales and marketing	34,618	39,343	77,298		72,379
General and administrative	16,353	13,763	32,822		27,930
Product development	26,967	20,182	52,681		38,355
Restructuring costs	—	205	3,193	—	484
Amortization of purchased intangibles	404	438	809	—	899
Total costs and expenses	106,049	91,980	217,329		176,745

Loss from operations	(14,446)	(21,021)	(47,638)		(39,384)

Other (expense) income, net
Interest expense, net	(3,211)	(2,017)	(6,002)		(2,684)
Other (expense) income, net	(1,309)	(250)	(1,975)		483
Other (expense) income, net	(4,520)	(2,267)	(7,977)		(2,201)

Loss before provision for income taxes	(18,966)	(23,288)	(55,615)		(41,585)

(Benefit from) Provision for income taxes	(339)	699	13		1,292

Net loss	$(18,627)	$(23,987)	$(55,628)		$(42,877)

Net loss per share of common stock:
Basic	$(0.28)	$(0.38)	$(0.86)		$(0.69)
Diluted	$(0.28)	$(0.38)	$(0.86)		$(0.69)

Weighted-average shares used to compute net loss per share:
Basic	65,650,782	62,350,787	65,023,302		61,899,072
Diluted	65,650,782	62,350,787	65,023,302		61,899,072

LIVEPERSON, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended
	June 30,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(55,628)	$(42,877)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	30,642	16,471
Depreciation and amortization	11,274	7,643
Amortization of tenant allowance	(258)	(258)
Amortization of purchased intangibles	1,378	1,469
Amortization of debt issuance costs	600	376
Accretion of debt discount on convertible senior notes	4,777	2,990
Changes in fair value of contingent consideration	(263)	—
Provision for doubtful accounts, net	1,953	938
Deferred income taxes	54	114

Changes in operating assets and liabilities:
Accounts receivable	10,051	(6,383)
Prepaid expenses and other current assets	(5,377)	(6,069)
Contract acquisition costs noncurrent	(4,348)	(6,635)
Other assets	(28)	(169)
Accounts payable	(3,026)	(418)
Accrued expenses and other current liabilities	12,993	(11,114)
Deferred revenue	5,979	14,832
Increase in operating lease liabilities	270	—
Other liabilities	21	178
Net cash provided by (used in) operating activities	11,064	(28,912)

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(23,611)	(21,382)
Payments for acquisitions and intangible assets, net of cash acquired	(648)	(293)
Net cash used in investing activities	(24,259)	(21,675)

FINANCING ACTIVITIES:
Repurchase of common stock	—	(709)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	10,365	10,953
Proceeds from issuance of convertible senior notes	—	230,000
Payment of issuance costs in connection with convertible senior notes	—	(7,587)
Payments related to contingent consideration	—	(487)
Purchase of capped call option	—	(23,184)
Net cash provided by financing activities	10,365	208,986
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(516)	(121)
CHANGE IN CASH AND CASH EQUIVALENTS	(3,346)	158,278
CASH AND CASH EQUIVALENTS - Beginning of the period	176,523	66,449
CASH AND CASH EQUIVALENTS - End of the period	$173,177	$224,727

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2020		2019		2020		2019
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(18,627)		$(23,987)		$(55,628)		$(42,877)
Add/(less):
Amortization of purchased intangibles	688		723		1,377		1,469
Stock-based compensation	15,945		9,305		30,642		16,471
Depreciation and amortization	5,738		3,762		11,274		7,643
Contingent earn-out adjustments	—		—		(263)		—
Other litigation and consulting costs	1,338	(2)	1,727	(2)	6,046	(4)	4,144	(4)
Restructuring costs	—		205	(1)	3,193	(3)	484	(3)
(Benefit from) Provision for income taxes	(339)		699		13		1,292
Acquisition costs	—		—		—		648
Interest expense	3,211		2,017		6,002		2,684
Other expense (income), net	1,309		250		1,975		(483)
Adjusted EBITDA	$9,263		$(5,299)		$4,631		$(8,525)
Diluted adjusted EBITDA per common share	$0.14		$(0.08)		$0.07		$(0.14)

Weighted average shares used in diluted adjusted EBITDA per common share	67,254,377		62,350,787		66,490,348		61,889,072

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes:	(18,966)		(23,288)		(55,615)		(41,585)
Add/(less):
Amortization of purchased intangibles	688		723		1,377		1,469
Stock-based compensation	15,945		9,305		30,642		16,471
Contingent earn-out adjustments	—		—		(263)		—
Other litigation and consulting costs	1,338	(2)	1,727	(2)	6,046	(4)	4,144	(4)
Restructuring costs	—		205	(1)	3,193	(3)	484	(3)
Acquisition costs	—		—		—		648
Interest expense	3,211		2,017		6,002		2,684
Other expense (income), net	1,309	(5)	250	(5)	1,975	(5)	(483)	(5)
Adjusted operating income (loss)	$3,525		$(9,061)		$(6,643)		$(16,168)

(1) Includes severance costs and other compensation related costs of $0.2 million for the three months ended June 30, 2019.
(2) Includes litigation costs of $1.0 million and consulting costs of $0.3 million for the three months ended June 30, 2020, and litigation costs of $1.1 million and consulting costs of $0.6 million for the three months ended June 30, 2019.

(3) Includes severance costs and other compensation related costs of $3.2 million for the six months ended June 30, 2020 and $0.5 million for the six months ended June 30, 2019.
(4) Includes litigation costs of $2.3 million, reserve for sales and use tax liability of $2.3 million, employee benefit cost of $0.8 million, and consulting costs of $0.6 million for the six months ended June 30, 2020 and litigation costs of $2.2 million and consulting costs of $1.9 million for the six months ended June 30, 2019.

(5) Includes financial income (expense) which is attributable primarily to currency rate fluctuations.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	September 30, 2020	December 31, 2020
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(23,400) - $(22,300)	$(102,400) - $(99,300)
Add/(less):
Amortization of purchased intangibles	700	2,700
Stock-based compensation	15,500	62,400
Depreciation	6,200	24,200
Other costs	1,300	14,800
Other expense, net	3,300	11,600
Provision for income taxes	1,400 - 1,300	2,700 - 2,600
Adjusted EBITDA	$5,000 - $6,000	$16,000 - $19,000

Reconciliation of Projected Adjusted Operating Loss: (1)
Loss before provision for income taxes	$(22,000) - $(21,000)	$(99,800) - $(96,800)
Add/(less):
Amortization of purchased intangibles	700	2,700
Stock-based compensation	15,500	62,400
Other costs	1,300	14,800
Other expense, net	3,300	11,600
Adjusted operating (loss)	$(1,200) - $(200)	$(8,300) - $(5,300)

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30, 2020	As of December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$173,177	$176,523
Accounts receivable, net	75,187	87,620
Prepaid expenses and other current assets	19,315	13,964
Total current assets	267,679	278,107

Operating lease right of use asset	13,156	15,680
Property and equipment, net	91,238	76,236
Contract acquisition cost	36,143	31,965
Intangibles, net	11,109	11,812
Goodwill	94,989	94,987
Deferred tax assets	2,107	2,179
Other assets	1,736	1,744
Total assets	$518,157	$512,710

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,868	$12,302
Accrued expenses and other current liabilities	64,721	62,778
Deferred revenue	92,090	88,751
Operating lease liability	6,196	6,602
Total current liabilities	173,875	170,433

Deferred revenue	3,122	438
Convertible senior note, net	184,389	179,012
Other liabilities	96	72
Operating lease liability, net of current portion	10,725	12,865
Deferred tax liability	1,394	1,355
Total liabilities	373,601	364,175

Commitments and contingencies
Total stockholders' equity	144,556	148,535
Total liabilities and stockholders' equity	$518,157	$512,710

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com